Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2023

FRANKLIN, Tenn., May 2, 2023 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2023. The Company reported a net loss for the three months ended March 31, 2023 of approximately $6.9 million, or a $0.32 loss per diluted common share. Funds from operations ("FFO") and adjusted funds from operations ("AFFO") for the three months ended March 31, 2023 totaled $0.09 and $0.62, respectively, per diluted common share.

Items Impacting Our Results include:

•On March 3, 2023, Timothy G. Wallace, our former Chief Executive Officer ("CEO"), President and Chairman of the Board passed away after a brief medical leave of absence. On March 6, 2023, the Company's board of directors ("Board") appointed David H. Dupuy, who has served as the Company's Chief Financial Officer ("CFO") since 2019, as the Company's new CEO and Mr. Dupuy will continue to serve as CFO until a successor is chosen for that position. At the time of his passing, Mr. Wallace had 624,725 shares of restricted stock that had not vested. Upon his passing, Mr. Wallace's unvested shares of restricted stock vested in accordance with the terms of his employment agreement, and the Company accelerated the unamortized balance of deferred compensation related to his unvested shares and recognized an additional $11.8 million of amortization expense in the first quarter of 2023.

•During the three months ended March 31, 2023, the Company acquired seven real estate properties for an aggregate purchase price of approximately $23.4 million. Upon acquisition, the properties totaling approximately 162,000 square feet, were 100.0% leased in the aggregate with lease expirations through 2031.

•The Company has four properties under definitive purchase agreements for an expected aggregate purchase price of approximately $19.7 million. The Company's expected aggregate return on these investments ranges from approximately 9.16% to 9.25%. The Company expects to close on these properties in the second quarter of 2023; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•The Company also has nine properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $214.5 million. The Company's expected returns on these investments are approximately 9.75% to 10.25%. The Company anticipates closing on these properties throughout 2023, 2024 and 2025; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•During the first quarter of 2023, the Company issued, through its at-the-market offering program, 249,205 shares of common stock at an average gross sales price of $36.69 per share for net proceeds of approximately $8.9 million at an approximate 4.978% current equity yield.

•On April 27, 2023, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.45 per share. The dividend is payable on May 26, 2023 to stockholders of record on May 12, 2023.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. As of March 31, 2023, the Company had investments of approximately $974.0 million in 181 real estate properties (including a portion of one property accounted for as a sales-type lease). The properties are located in 34 states, totaling approximately 4.0 million square feet in the aggregate.

Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
In addition to the historical information contained within, the matters discussed in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “will,” “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Community Healthcare Trust Incorporated (the "Company"). Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, changes in governmental regulations, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract, catastrophic or extreme weather and other natural events and the physical effects of climate change, the occurrence of cyber incidents, effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the COVID-19 pandemic and/or the conflict between Russia and Ukraine, and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this press release and undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)

	(Unaudited)
	March 31, 2023	December 31, 2022

ASSETS
Real estate properties:
Land and land improvements	$122,702	$117,657
Buildings, improvements, and lease intangibles	848,060	825,257
Personal property	264	253
Total real estate properties	971,026	943,167
Less accumulated depreciation	(174,346)	(165,341)
Total real estate properties, net	796,680	777,826
Cash and cash equivalents	3,666	11,233
Restricted cash	959	835
Other assets, net	84,989	86,531
Total assets	$886,294	$876,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$365,061	$352,997
Accounts payable and accrued liabilities	10,478	11,377
Other liabilities, net	16,240	15,237
Total liabilities	391,779	379,611

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000 shares authorized; 26,274 and 25,897 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	263	259
Additional paid-in capital	648,384	625,136
Cumulative net income	74,220	81,142
Accumulated other comprehensive gain	15,684	22,667
Cumulative dividends	(244,036)	(232,390)
Total stockholders’ equity	494,515	496,814
Total liabilities and stockholders' equity	$886,294	$876,425

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
REVENUES
Rental income	$26,128	$22,604
Other operating interest	1,048	877
	27,176	23,481

EXPENSES
Property operating	4,873	4,091
General and administrative (1)	16,205	3,316
Depreciation and amortization	9,018	7,942
	30,096	15,349

(LOSS) INCOME BEFORE INCOME TAXES AND OTHER ITEMS	(2,920)	8,132
Interest expense	(3,992)	(2,626)
Deferred income tax expense	(35)	17
Interest and other income	25	1
NET (LOSS) INCOME	$(6,922)	$5,524

NET (LOSS) INCOME PER COMMON SHARE (1):
Net (loss) income per common share – Basic	$(0.32)	$0.21
Net (loss) income per common share – Diluted	$(0.32)	$0.21
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	24,227	23,570
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	24,227	23,570
___________
(1) General and administrative expenses for the three months ended March 31, 2023 included stock-based compensation expense totaling approximately $14.3 million, including the accelerated amortization of stock-based compensation totaling approximately $11.8 million, or $0.49 per diluted common share, recognized upon the passing of our former CEO and President. General and administrative expenses for the three months ended March 31, 2022 included stock-based compensation expense totaling approximately $2.1 million.

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(6,922)	$5,524
Real estate depreciation and amortization	9,088	8,001
FFO	$2,166	$13,525
Straight-line rent	(917)	(820)
Stock-based compensation	2,547	2,122
Accelerated amortization of stock-based compensation (2)	11,799	—
AFFO	$15,595	$14,827
FFO per Common Share-Diluted (2)	$0.09	$0.56
AFFO per Common Share-Diluted	$0.62	$0.61
Weighted Average Common Shares Outstanding-Diluted (3)	25,298	24,344

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO is an operating performance measure adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT also provides REITs with an option to exclude gains, losses and impairments of assets that are incidental to the main business of the REIT from the calculation of FFO.

In addition to FFO, the Company presents AFFO and AFFO per share. The Company defines AFFO as FFO, excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded, excluding straight-line rent and the amortization of stock-based compensation, and including or excluding other non-cash items from time to time. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	In the first quarter of 2023, the Company accelerated the amortization of stock-based compensation totaling $11.8 million, impacting FFO per diluted share by $0.47, upon the passing of our former CEO and President.

(3)	Diluted weighted average common shares outstanding for FFO and AFFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated